CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-2 (File No. 33-60566) of our report dated February 2, 1998, on our audits of the consolidated financial statements of Northern Empire Bancshares which is included in its Annual Report on Form 10-KSB for the years ended December 31, 1997 and 1996. We also Consent to the reference to our firm under the caption "Experts."



Coopers & Lybrand L.L.P.
San Francisco, California
March 20, 1998